                                                                     Exhibit 4.7



        -----------------------------------------------------------------

                           REVOLVING CREDIT AGREEMENT
                                    (1999-1C)


                         Dated as of September 21, 1999

                                     between

                            WILMINGTON TRUST COMPANY,

                    not in its individual capacity but solely
                             as Subordination Agent,
                          as agent and trustee for the
                America West Airlines Pass Through Trust 1999-1C

                                   as Borrower

                                       and

                      MORGAN STANLEY CAPITAL SERVICES, INC.

                              as Liquidity Provider

        -----------------------------------------------------------------


                                   Relating to

                America West Airlines Pass Through Trust 1999-1C
             8.54% America West Airlines Pass Through Certificates,
                                 Series 1999-1C

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
ARTICLE I  DEFINITIONS............................................................................................1

   SECTION 1.01.  CERTAIN DEFINED TERMS...........................................................................1

ARTICLE II  AMOUNT AND TERMS OF THE COMMITMENT....................................................................7

   SECTION 2.01.  THE ADVANCES....................................................................................7
   SECTION 2.02.  MAKING THE ADVANCES.............................................................................8
   SECTION 2.03.  FEES............................................................................................9
   SECTION 2.04.  ADJUSTMENTS OR TERMINATION OF THE MAXIMUM COMMITMENT............................................9
   SECTION 2.05.  REPAYMENTS OF INTEREST ADVANCES OR THE FINAL ADVANCE...........................................10
   SECTION 2.06.  REPAYMENTS OF PROVIDER ADVANCES................................................................10
   SECTION 2.07.  PAYMENTS TO THE LIQUIDITY PROVIDER UNDER THE INTERCREDITOR AGREEMENT...........................11
   SECTION 2.08.  BOOK ENTRIES...................................................................................12
   SECTION 2.09.  PAYMENTS FROM AVAILABLE FUNDS ONLY.............................................................12
   SECTION 2.10.  EXTENSION OF THE EXPIRY DATE; NON-EXTENSION ADVANCE............................................12
   SECTION 3.01.  INCREASED COSTS................................................................................12
   SECTION 3.02.  CAPITAL ADEQUACY...............................................................................14
   SECTION 3.03.  PAYMENTS FREE OF DEDUCTIONS....................................................................15
   SECTION 3.04.  PAYMENTS.......................................................................................15
   SECTION 3.05.  COMPUTATIONS...................................................................................16
   SECTION 3.06.  PAYMENT ON NON-BUSINESS DAYS...................................................................16
   SECTION 3.07.  INTEREST.......................................................................................16
   SECTION 3.08.  REPLACEMENT OF BORROWER........................................................................17
   SECTION 3.09.  FUNDING LOSS INDEMNIFICATION...................................................................17
   SECTION 3.10.  ILLEGALITY.....................................................................................18

ARTICLE IV  CONDITIONS PRECEDENT.................................................................................18

   SECTION 4.01.  CONDITIONS PRECEDENT TO EFFECTIVENESS OF SECTION 2.01..........................................18
   SECTION 4.02.  CONDITIONS PRECEDENT TO BORROWING..............................................................19

ARTICLE V  COVENANTS.............................................................................................20

   SECTION 5.01.  AFFIRMATIVE COVENANTS OF THE BORROWER..........................................................20
   SECTION 5.02.  NEGATIVE COVENANTS OF THE BORROWER.............................................................20

ARTICLE VI  LIQUIDITY EVENTS OF DEFAULT..........................................................................20

   SECTION 6.01.  LIQUIDITY EVENTS OF DEFAULT....................................................................21

ARTICLE VII  MISCELLANEOUS.......................................................................................21

   SECTION 7.01.  AMENDMENTS, ETC................................................................................21
   SECTION 7.02.  NOTICES, ETC...................................................................................21
   SECTION 7.03.  NO WAIVER; REMEDIES............................................................................22
   SECTION 7.04.  FURTHER ASSURANCES.............................................................................22
   SECTION 7.05.  INDEMNIFICATION; SURVIVAL OF CERTAIN PROVISIONS................................................22
   SECTION 7.06.  LIABILITY OF THE LIQUIDITY PROVIDER............................................................23
   SECTION 7.07.  COSTS, EXPENSES AND TAXES......................................................................23
   SECTION 7.08.  BINDING EFFECT; PARTICIPATIONS.................................................................24
   SECTION 7.09.  SEVERABILITY...................................................................................25
   SECTION 7.10.  GOVERNING LAW..................................................................................25
   SECTION 7.11.  SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL; WAIVER OF IMMUNITY...........................25
   SECTION 7.12.  EXECUTION IN COUNTERPARTS......................................................................26
   SECTION 7.13.  ENTIRETY.......................................................................................26

                                TABLE OF CONTENTS
                                   (CONTINUED)

   SECTION 7.14.  HEADINGS.......................................................................................26
   SECTION 7.15.  TRANSFER.......................................................................................26
   SECTION 7.16.  LIQUIDITY PROVIDER'S OBLIGATION TO MAKE ADVANCES...............................................27

                                TABLE OF CONTENTS
                                   (CONTINUED)

ANNEX I                  Interest Advance Notice of Borrowing

ANNEX II                 Non-Extension Advance Notice of Borrowing

ANNEX III                Downgrade Advance Notice of Borrowing

ANNEX IV                 Final Advance Notice of Borrowing

ANNEX V                  Notice of Termination

ANNEX VI                 Notice of Replacement Subordination Agent

EXHIBIT I                Form of Guarantee Agreement

                           REVOLVING CREDIT AGREEMENT

                  This REVOLVING CREDIT AGREEMENT dated as of September 21, 1999, between WILMINGTON TRUST COMPANY, a Delaware banking corporation, not in its individual capacity but solely as Subordination Agent under the Intercreditor Agreement (each as defined below), as agent and trustee for the Class C Trust (as defined below) (the "Borrower"), and MORGAN STANLEY CAPITAL SERVICES, INC., a Delaware corporation (the "Liquidity Provider").

                              W I T N E S S E T H:

                  WHEREAS, pursuant to the Class C Trust Agreement (such term and all other capitalized terms used in these recitals having the meanings set forth or referred to in Section 1.01), the Class C Trust is issuing the Class C Certificates;

                  WHEREAS, the Borrower, in order to support the timely payment of a portion of the interest on the Class C Certificates in accordance with their terms, has requested the Liquidity Provider to enter into this Agreement, providing in part for the Borrower to request in specified circumstances that Advances be made hereunder; and

                  WHEREAS, the Liquidity Provider has requested Morgan Stanley Dean Witter & Co. (the "Guarantor") to enter into a Guarantee Agreement, providing for the full and unconditional guarantee of the Liquidity Provider's obligations under this Agreement (the "Guarantee Agreement").

                  NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

                  Section 1.01. Certain Defined Terms. (a) Definitions. As used in this Agreement and unless otherwise expressly indicated, or unless the context clearly requires otherwise, the following capitalized terms shall have the following respective meanings for all purposes of this Agreement:

                  "Additional Cost" has the meaning assigned to such term in
         Section 3.01.

                  "Advance" means an Interest Advance, a Final Advance, a Provider Advance, an Applied Provider Advance or an Unpaid Advance, as the case may be.

                  "Applicable Liquidity Rate" has the meaning assigned to such term in Section 3.07(f).

                  "Applicable Margin" means (A) with respect to any Unpaid Advance or Applied Provider Advance, (x) with respect to any LIBOR Advance, 2.00% and (y) with respect to any Base Rate Advance, 2.00%, and (B) with respect to any Unapplied Provider Advance, (x) with respect to any LIBOR Advance, .35% and (y) with respect to any Base Rate Advance, .35%.

                  "Applied Downgrade Advance" has the meaning assigned to such term in Section 2.06(a).

                  "Applied Non-Extension Advance" has the meaning assigned to such term in Section 2.06(a).

                  "Applied Provider Advance" has the meaning assigned to such term in Section 2.06(a).

                  "Assignment and Assumption Agreement" means the Assignment and Assumption to be entered into between the Borrower and the trustee of the Successor Trust, substantially in the form of Exhibit D to the Class C Trust Agreement.

                  "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to (a) the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Liquidity Provider from three Federal funds brokers of recognized standing selected by it, plus (b) one quarter of one percent (1/4 of 1%).

                  "Base Rate Advance" means an Advance that bears interest at a rate based upon the Base Rate.

                  "Borrower" has the meaning assigned to such term in the recital of parties to this Agreement.

                  "Borrowing" means the making of Advances requested by delivery of a Notice of Borrowing.

                  "Business Day" means any day other than a Saturday or Sunday or a day on which commercial banks are required or authorized to close in Phoenix, Arizona, New York, New York or, so long as any Class C Certificate is outstanding, the city and state in which the Class C Trustee, the Borrower or any Loan Trustee maintains its Corporate Trust Office or receives or disburses funds, and, if the applicable Business Day relates to any Advance or other amount bearing interest based on the LIBOR Rate, on which dealings are carried on in the London interbank market.

                  "Deposits" has the meaning assigned to such terms in the Deposit Agreement.

                  "Depositary" has the meaning assigned to such term in the Deposit Agreement.

                  "Deposit Agreement" means the Deposit Agreement dated as of the date hereof between Wilmington Trust Company, as Escrow Agent and ABN AMRO Bank N.V., acting through its Chicago branch, as Depositary, pertaining to the Class C Certificates, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof.

                  "Downgrade Advance" means an Advance made pursuant to Section 2.02(c).

                  "Effective Date" has the meaning specified in Section 4.01. The delivery of the certificate of the Liquidity Provider contemplated by Section 4.01(e) shall be conclusive evidence that the Effective Date has occurred.

                  "Excluded Taxes" means (i) taxes imposed on the overall net income, net worth, capital or franchise of the Liquidity Provider or of its Lending Office by the jurisdiction where such Liquidity Provider's principal office or such Lending Office is located, and (ii) Excluded Withholding Taxes.

                  "Excluded Withholding Taxes" means (i) withholding Taxes imposed by the United States except (but only in the case of a successor Liquidity Provider organized under the laws of a jurisdiction outside the United States) to the extent that such United States withholding Taxes are imposed as a result of any change in applicable law (excluding from change in applicable law for this purpose a change in an applicable treaty or other change in law affecting the applicability of a treaty) after the date hereof, or in the case of a successor Liquidity Provider (including a transferee of an Advance) or Lending Office, after the date on which such successor Liquidity Provider obtains its interest or on which the Lending Office is changed, and (ii) any withholding Taxes imposed by the United States which are imposed or increased as a result of the Liquidity Provider failing to deliver to the Borrower any certificate or document (which certificate or document in the good faith judgment of the Liquidity Provider it is legally entitled to provide) which is reasonably requested by the Borrower to establish that payments under this Agreement are exempt from (or entitled to a reduced rate of) withholding Tax.

                  "Expenses" means liabilities, obligations, damages, settlements, penalties, claims, actions, suits, costs, expenses, and disbursements (including, without limitation, reasonable fees and disbursements of legal counsel and costs of investigation), provided that Expenses shall not include any Taxes.

                  "Expiry Date" means September 18, 2000, initially, or any date to which the Expiry Date is extended pursuant to Section 2.10.

                  "Final Advance" means an Advance made pursuant to Section 2.02(d).

                  "Guarantee Agreement" has the meaning assigned to such term in the preliminary statements of this Agreement.

                  "Guarantee Event" has the meaning specified in Section
         2.02(c).

                  "Guarantor" has the meaning assigned to such term in the preliminary statements of this Agreement.

                  "Intercreditor Agreement" means the Intercreditor Agreement dated as of the date hereof, among the Trustees, the Liquidity Provider, the liquidity provider under each Liquidity Facility (other than this Agreement), the Policy Provider and the Subordination Agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

                  "Interest Advance" means an advance made pursuant to Section 2.02(a).

                  "Interest Period" means, with respect to any LIBOR Advance, each of the following periods:

                  (i) the period beginning on the third Business Day following either (x) the Liquidity Provider's receipt of the Notice of Borrowing for such LIBOR Advance or
                           (y) the withdrawal of funds from the Class C Cash Collateral Account for the purpose of paying interest on the Class C Certificates as contemplated by
                           Section 2.06(a) hereof and, in either case, ending on the next Regular Distribution Date; and

                  (ii) each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the next Regular Distribution Date;

         provided, however, that (I) if an Unapplied Provider Advance which is a LIBOR Advance becomes an Applied Provider Advance, the Interest Period then applicable to such Unapplied Provider Advance shall be applicable to such Applied Provider Advance and (II) if (x) the Final Advance shall have been made, or (y) other outstanding Advances shall have been converted into the Final Advance, then the Interest Periods shall be successive periods of one month beginning on the third Business Day following the Liquidity Provider's receipt of the Notice of Borrowing for such Final Advance (in the case of clause (x) above) or the last day of the Interest Period then applicable to such outstanding Advances (in the case of clause (y) above).

                  "Lending Office" means the office of the Liquidity Provider in which it books this facility presently located at New York, New York, or such other office as the Liquidity Provider from time to time shall notify the Borrower as its "Lending Office" hereunder in which it books this facility; provided that the Liquidity Provider shall not change its Lending Office to a Lending Office outside the United States of America except in accordance with Section 3.01, 3.02 or 3.03 hereof.

                  "LIBOR Advance" means an Advance bearing interest at a rate based upon the LIBOR Rate.

                  "LIBOR Rate" means, with respect to any Interest Period,

                  (i) the rate per annum appearing on display page 3750 (British Bankers Association-LIBOR) of the Dow Jones Markets Service (or any successor or substitute Page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such Page applicable to deposits in dollars in the London interbank market) at approximately 11:00 A.M. (London time) two Business Days before the first day of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period, or

                  (ii) if the rate calculated pursuant to clause (i) above is not available, the average (rounded upwards, if necessary, to the next 1/16 of 1%) of the rates per annum at which deposits in dollars are offered for the relevant Interest Period by three banks of recognized standing selected by the Liquidity Provider in the London interbank market at approximately 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the LIBOR Advance to which such Interest Period is to apply and for a period comparable to such Interest Period.

                  "Liquidity Event of Default" means the occurrence of either
         (a) the Acceleration of all of the Equipment Notes (provided that, with respect to the period prior to the Delivery Period Expiry Date, such Equipment Notes have an aggregate outstanding principal balance in excess of $125,000,000) or (b) an America West Bankruptcy Event.

                  "Liquidity Indemnitee" means (i) the Liquidity Provider, (ii) the Guarantor, (iii) the respective directors, officers, employees and agents of the Liquidity Provider and the Guarantor, and (iv) the successors and permitted assigns of the persons described in clauses
         (i) and (iii), inclusive.

                  "Liquidity Provider" has the meaning assigned to such term in the recital of parties to this Agreement.

                  "Maximum Available Commitment" means, subject to the proviso contained in the third sentence of Section 2.02(a), at any time of determination, (a) the Maximum Commitment at such time less (b) the aggregate amount of each Interest Advance outstanding at such time; provided that following a Provider Advance or a Final Advance, the Maximum Available Commitment shall be zero.

                  "Maximum Commitment" means initially $2,582,239.80, as the same may be reduced from time to time in accordance with Section 2.04(a).

                  "Non-Extension Advance" means an Advance made pursuant to
         Section 2.02(b).

                  "Notice of Borrowing" has the meaning specified in Section 2.02(e).

                  "Notice of Replacement Subordination Agent" has the meaning specified in Section 3.08.

                  "Offering Memorandum" means the Offering Memorandum dated September 14, 1999 relating to the Certificates, as such Offering Memorandum may be amended or supplemented.

                  "Performing Note Deficiency" means any time that less than 65% of the then aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes.

                  "Provider Advance" means a Downgrade Advance or a Non-Extension Advance.

                  "Regulatory Change" has the meaning assigned to such term in
         Section 3.01.

                  "Replenishment Amount" has the meaning assigned to such term in Section 2.06(b).

                  "Required Amount" means, for any day, the sum of the aggregate amount of interest, calculated at the rate per annum equal to the Stated Interest Rate for the Class C Certificates, that would be payable on the Class C Certificates on each of the three successive semiannual Regular Distribution Dates immediately following such day or, if such day is a Regular Distribution Date, on such day and the succeeding two semiannual Regular Distribution Dates, in each case calculated on the basis of the Pool Balance of the Class C Certificates on such day and without regard to expected future payments of principal on the Class C Certificates.

                  "Successor Trust" means America West Airlines Pass Through Trust 1999-1C-S.

                  "Termination Date" means the earliest to occur of the following: (i) the Expiry Date; (ii) the date on which the Borrower delivers to the Liquidity Provider a certificate, signed by a Responsible Officer of the Borrower, certifying that all of the Class C Certificates have been paid in full (or provision has been made for such payment in accordance with the Intercreditor Agreement and the Trust Agreements) or are otherwise no longer entitled to the benefits of this Agreement; (iii) the date on which the Borrower delivers to the Liquidity Provider a certificate, signed by a Responsible Officer of the Borrower, certifying that a Replacement Liquidity Facility has been substituted for this Agreement in full pursuant to Section 3.6(e) of the Intercreditor Agreement; (iv) the fifth Business Day following the receipt by the Borrower of a Termination Notice from the Liquidity Provider pursuant to Section 6.01 hereof; and (v) the date on which no Advance is or may (including by reason of reinstatement as herein provided) become available for a Borrowing hereunder.

                  "Termination Notice" means the Notice of Termination substantially in the form of Annex V to this Agreement.

                  "Transferee" has the meaning assigned to such term in Section 7.08(b).

                  "Unapplied Provider Advance" means any Provider Advance other than an Applied Provider Advance.

                  "Unpaid Advance" has the meaning assigned to such term in
         Section 2.05.

                  (b) Terms Defined in the Intercreditor Agreement. For all purposes of this Agreement, the following terms shall have the respective meanings assigned to such terms in the Intercreditor Agreement:

         "Acceleration", "Affiliate", "America West", "America West Bankruptcy Event", "Certificates", "Class C Cash Collateral Account", "Class C Certificateholders", "Class C Certificates", "Class C Trust", "Class C Trust Agreement", "Class C Trustee", "Class G Certificates", "Closing Date", "Controlling Party", "Corporate Trust Office", "Delivery Period Expiry Date", "Distribution Date", "Downgraded Facility", "Equipment Notes", "Fee Letter", "Final Legal Distribution Date", "Financing Agreement", "Indenture", "Initial Purchasers", "Interest Payment Date", "Investment Earnings", "Liquidity Facility", "Liquidity Obligations", "Loan Trustee", "Moody's", "Non-Extended Facility", "Note Purchase Agreement", "Operative Agreements", "Performing Equipment Note", "Person", "Policy Provider", "Pool Balance", "Purchase Agreement", "Rating Agency", "Ratings Confirmation", "Regular Distribution Date", "Replacement Liquidity Facility", "Responsible Officer", "Scheduled Payment", "Special Payment", "Standard & Poor's", "Stated Interest Rate", "Subordination Agent", "Taxes", "Threshold Rating", "Transfer", "Trust Agreements", "Trustee", and "Written Notice".



                                   ARTICLE II

                       AMOUNT AND TERMS OF THE COMMITMENT

                  Section 2.01. The Advances. The Liquidity Provider hereby irrevocably agrees, on the terms and conditions hereinafter set forth, to make Advances to the Borrower from time to time on any Business Day during the period from the Effective Date until 12:00 Noon (New York City time) on the Expiry Date (unless the obligations of the Liquidity Provider shall be earlier terminated in accordance with the terms of Section 2.04(b)) in an aggregate amount at any time outstanding not to exceed the Maximum Commitment.

                  Section 2.02. Making the Advances. (a) Interest Advances shall be made in one or more Borrowings by delivery to the Liquidity Provider of one or more written and completed Notices of Borrowing in substantially the form of Annex I attached hereto, signed by a Responsible Officer of the Borrower, in an amount not exceeding the Maximum Available Commitment at such time and shall be used solely for the payment when due of interest on the Class C Certificates at the Stated Interest Rate therefor in accordance with Section 3.6(a) of the Intercreditor Agreement. Each Interest Advance made hereunder shall automatically reduce the Maximum Available Commitment by the amount of such Interest Advance (subject to reinstatement as provided in the next sentence). Upon repayment to the Liquidity Provider in full of the amount of any Interest Advance made pursuant to this Section 2.02(a), together with accrued interest thereon (as provided herein), the Maximum Available Commitment shall be reinstated by the amount of such repaid Interest Advance, but not to exceed the Maximum Commitment; provided, however, that the Maximum Available Commitment shall not be so reinstated at any time if (i) a Liquidity Event of Default shall have occurred and be continuing and (ii) there is a Performing Note Deficiency.

                  (b) A Non-Extension Advance shall be made in a single Borrowing if this Agreement is not extended in accordance with Section 3.6(d) of the Intercreditor Agreement (unless a Replacement Liquidity Facility to replace this Agreement shall have been delivered to the Borrower as contemplated by said
Section 3.6(d) within the time period specified in such Section) by delivery to the Liquidity Provider of a written and completed Notice of Borrowing in substantially the form of Annex II attached hereto, signed by a Responsible Officer of the Borrower, in an amount equal to the Maximum Available Commitment at such time, and shall be used to fund the Class C Cash Collateral Account in accordance with said Section 3.6(d) and Section 3.6(f) of the Intercreditor Agreement.

                  (c) A Downgrade Advance shall be made in a single Borrowing,
(i) upon a downgrading of the Guarantor's short-term unsecured debt rating issued by either Rating Agency below the applicable Threshold Rating or (ii) if the Guarantee Agreement ceases to be in full force and effect or becomes invalid or unenforceable or the Guarantor denies its liability thereunder (any such occurrence, a "Guarantee Event") (as provided for in Section 3.6(c) of the Intercreditor Agreement), unless a Replacement Liquidity Facility to replace this Agreement shall have been previously delivered to the Borrower in accordance with said Section 3.6(c), by delivery to the Liquidity Provider of a written and completed Notice of Borrowing in substantially the form of Annex III attached hereto, signed by a Responsible Officer of the Borrower, in an amount equal to the Maximum Available Commitment at such time, and shall be used to fund the Class C Cash Collateral Account in accordance with said Section 3.6(c) and Section 3.6(f) of the Intercreditor Agreement.

                  (d) A Final Advance shall be made in a single Borrowing upon the receipt by the Borrower of a Termination Notice from the Liquidity Provider pursuant to Section 6.01 hereof by delivery to the Liquidity Provider of a written and completed Notice of Borrowing in substantially the form of Annex IV attached hereto, signed by a Responsible Officer of the Borrower, in an amount equal to the Maximum Available Commitment at such time, and shall be used to fund the Class C Cash Collateral Account (in accordance with Section 3.6(i) of the Intercreditor Agreement and Section 3.6(f) of the Intercreditor Agreement).

                  (e) Each Borrowing shall be made on notice in writing (a "Notice of Borrowing") in substantially the form required by Section 2.02(a), 2.02(b), 2.02(c) or 2.02(d), as the case may be, given by the Borrower to the Liquidity Provider. If a Notice of Borrowing is delivered by the Borrower in respect of any Borrowing no later than 10:00 a.m. (New York City time) on a Business Day, upon satisfaction of the conditions precedent set forth in Section
4.02 with respect to a requested Borrowing, the Liquidity Provider shall make available to the Borrower, in accordance with its payment instructions, the amount of such Borrowing in U.S. dollars and immediately available funds, before 12:00 noon. (New York City time) on such Business Day or on such later Business Day specified in such Notice of Borrowing. If a Notice of Borrowing is delivered by the Borrower in respect of any Borrowing after 10:00 a.m. (New York City time) on a Business Day, upon satisfaction of the conditions precedent set forth in Section 4.02 with respect to a requested Borrowing, the Liquidity Provider shall make available to the Borrower, in accordance with its payment instructions, the amount of such Borrowing in U.S. dollars and in immediately available funds, before 12:00 Noon (New York City time) on the first Business Day next following the day of receipt of such Notice of Borrowing or on such later Business Day specified by the Borrower in such Notice of Borrowing. Payments of proceeds of a Borrowing shall be made by wire transfer of immediately available funds to the Borrower in accordance with such wire transfer instructions as the Borrower shall furnish from time to time to the Liquidity Provider for such purpose. Each Notice of Borrowing shall be irrevocable and binding on the Borrower.

                  (f) Upon the making of any Advance requested pursuant to a Notice of Borrowing, in accordance with the Borrower's payment instructions, the Liquidity Provider shall be fully discharged of its obligation hereunder with respect to such Notice of Borrowing, and the Liquidity Provider shall not thereafter be obligated to make any further Advances hereunder in respect of such Notice of Borrowing to the Borrower or to any other Person. If the Liquidity Provider makes an Advance requested pursuant to a Notice of Borrowing before 12:00 Noon (New York City time) on the second Business Day after the date of payment specified in said Section 2.02(e), the Liquidity Provider shall have fully discharged its obligations hereunder with respect to such Advance and an event of default shall not have occurred hereunder. Following the making of any Advance pursuant to Section 2.02(b), (c) or (d) hereof to fund the Class C Cash Collateral Account, the Liquidity Provider shall have no interest in or rights to the Class C Cash Collateral Account, such Advance or any other amounts from time to time on deposit in the Class C Cash Collateral Account; provided that the foregoing shall not affect or impair the obligations of the Subordination Agent to make the distributions contemplated by Section 3.6(e) or (f) of the Intercreditor Agreement. By paying to the Borrower proceeds of Advances requested by the Borrower in accordance with the provisions of this Agreement, the Liquidity Provider makes no representation as to, and assumes no responsibility for, the correctness or sufficiency for any purpose of the amount of the Advances so made and requested.

                  Section 2.03. Fees. The Borrower agrees to pay to the Liquidity Provider the fees set forth in the Fee Letter.

                  Section 2.04. Adjustments or Termination of the Maximum Commitment.

                  (a) Automatic Adjustments. Promptly following each date on which the Required Amount is (1) reduced as a result of a reduction in the Pool Balance of the Class C Certificates or otherwise, (2) increased as a result of an increase in the Stated Interest Rate or (3) subsequent to such an increase described in clause (2), reduced pursuant to the definition of "Stated Interest Rate", the Maximum Commitment shall automatically be reduced or increased, as the case may be, to an amount equal to the Required Amount (as calculated by the Borrower). The Borrower shall give notice of any such automatic reduction or increase, as the case may be, of the Maximum Commitment to the Liquidity Provider within two Business Days thereof. The failure by the Borrower to furnish any such notice shall not affect such automatic reduction or increase of the Maximum Commitment.

                  (b) Termination. Upon the making of any Provider Advance or Final Advance hereunder or the occurrence of the Termination Date, the obligation of the Liquidity Provider to make further Advances hereunder shall automatically and irrevocably terminate, and the Borrower shall not be entitled to request any further Borrowing hereunder.

                  Section 2.05. Repayments of Interest Advances or the Final Advance. Subject to Sections 2.06, 2.07 and 2.09 hereof, the Borrower hereby agrees, without notice of an Advance or demand for repayment from the Liquidity Provider (which notice and demand are hereby waived by the Borrower), to pay, or to cause to be paid, to the Liquidity Provider on each date on which the Liquidity Provider shall make an Interest Advance or the Final Advance, an amount equal to (a) the amount of such Advance (any such Advance, until repaid, is referred to herein as an "Unpaid Advance"), plus (b) interest on the amount of each such Unpaid Advance as provided in Section 3.07 hereof; provided that if
(i) the Liquidity Provider shall make a Provider Advance at any time after making one or more Interest Advances which shall not have been repaid in accordance with this Section 2.05 or (ii) this Liquidity Facility shall become a Downgraded Facility or Non-Extended Facility at any time when unreimbursed Interest Advances have reduced the Maximum Available Commitment to zero, then such Interest Advances shall cease to constitute Unpaid Advances and shall be deemed to have been changed into an Applied Downgrade Advance or an Applied Non-Extension Advance, as the case may be, for all purposes of this Agreement (including, without limitation, for the purpose of determining when such Interest Advance is required to be repaid to the Liquidity Provider in accordance with Section 2.06 and for the purposes of Section 2.06(b)). The Borrower and the Liquidity Provider agree that the repayment in full of each Interest Advance and Final Advance on the date such Advance is made is intended to be a contemporaneous exchange for new value given to the Borrower by the Liquidity Provider.

                  Section 2.06. Repayments of Provider Advances. (a) Amounts advanced hereunder in respect of a Provider Advance shall be deposited in the Class C Cash Collateral Account, invested and withdrawn from the Class C Cash Collateral Account as set forth in Sections 3.6(c), (d) and (f) of the Intercreditor Agreement. The Borrower agrees to pay to the Liquidity Provider, on each Regular Distribution Date, commencing on the first Regular Distribution Date after the making of a Provider Advance, interest on the principal amount of any such Provider Advance as provided in Section 3.07; provided, however, that amounts in respect of a Provider Advance withdrawn from the Class C Cash Collateral Account for the purpose of paying interest on the Class C Certificates in accordance with Section 3.6(f) of the

Intercreditor Agreement (the amount of any such withdrawal being (y) in the case of a Downgrade Advance, an "Applied Downgrade Advance" and (z) in the case of a Non-Extension Advance, an "Applied Non-Extension Advance" and, together with an Applied Downgrade Advance, an "Applied Provider Advance") shall thereafter (subject to Section 2.06(b)) be treated as an Interest Advance under this Agreement for purposes of determining the Applicable Liquidity Rate for interest payable thereon; provided further, however, that if, following the making of a Provider Advance, the Liquidity Provider delivers a Termination Notice to the Borrower pursuant to Section 6.01 hereof, such Provider Advance shall thereafter be treated as a Final Advance under this Agreement for purposes of determining the Applicable Liquidity Rate for interest payable thereon. Subject to Sections
2.07 and 2.09 hereof, immediately upon the withdrawal of any amounts from the Class C Cash Collateral Account on account of a reduction in the Required Amount, the Borrower shall repay to the Liquidity Provider a portion of the Provider Advances in a principal amount equal to such reduction, plus interest on the principal amount prepaid as provided in Section 3.07 hereof.

                  (b) At any time when an Applied Provider Advance (or any portion thereof) is outstanding, upon the deposit in the Class C Cash Collateral Account of any amount pursuant to clause "third" of Section 2.4(b) of the Intercreditor Agreement, clause "third" of Section 3.2 of the Intercreditor Agreement or clause "fourth" of Section 3.3 of the Intercreditor Agreement (any such amount being a "Replenishment Amount") for the purpose of replenishing or increasing the balance thereof up to the Required Amount at such time, (i) the aggregate outstanding principal amount of all Applied Provider Advances (and of Provider Advances treated as an Interest Advance for purposes of determining the Applicable Liquidity Rate for interest payable thereon) shall be automatically reduced by the amount of such Replenishment Amount and (ii) the aggregate outstanding principal amount of all Unapplied Provider Advances shall be automatically increased by the amount of such Replenishment Amount.

                  (c) Upon the provision of a Replacement Liquidity Facility in replacement of this Agreement in accordance with Section 3.6(e) of the Intercreditor Agreement, amounts remaining on deposit in the Class C Cash Collateral Account after giving effect to any Applied Provider Advance on the date of such replacement shall be reimbursed to the Liquidity Provider, but only to the extent such amounts are necessary to repay in full to the Liquidity Provider all amounts owing to it hereunder.

                  Section 2.07. Payments to the Liquidity Provider Under the Intercreditor Agreement. In order to provide for payment or repayment to the Liquidity Provider of any amounts hereunder, the Intercreditor Agreement provides that amounts available and referred to in Articles II and III of the Intercreditor Agreement, to the extent payable to the Liquidity Provider pursuant to the terms of the Intercreditor Agreement (including, without limitation, Section 3.6(f) of the Intercreditor Agreement), shall be paid to the Liquidity Provider in accordance with the terms thereof. Amounts so paid to the Liquidity Provider shall be applied by the Liquidity Provider to Liquidity Obligations then due and payable in accordance with the Intercreditor Agreement or, if not provided for in the Intercreditor Agreement, then in such manner as the Liquidity Provider shall deem appropriate.

                  Section 2.08. Book Entries. The Liquidity Provider shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower resulting from Advances made from time to time and the amounts of principal and interest payable hereunder and paid from time to time in respect thereof; provided, however, that the failure by the Liquidity Provider to maintain such account or accounts shall not affect the obligations of the Borrower in respect of Advances.

                  Section 2.09. Payments from Available Funds Only. All payments to be made by the Borrower under this Agreement shall be made only from the amounts that constitute Scheduled Payments, Special Payments or payments under
Section 7.1 or 9.1, as the case may be, of the Participation Agreements and
Section 6 of the Note Purchase Agreement and only to the extent that the Borrower shall have sufficient income or proceeds therefrom to enable the Borrower to make payments in accordance with the terms hereof after giving effect to the priority of payments provisions set forth in the Intercreditor Agreement. The Liquidity Provider agrees that it will look solely to such amounts to the extent available for distribution to it as provided in the Intercreditor Agreement and this Agreement and that the Borrower, in its individual capacity, is not personally liable to it for any amounts payable or liability under this Agreement except as expressly provided in this Agreement, the Intercreditor Agreement or any Participation Agreement. Amounts on deposit in the Class C Cash Collateral Account shall be available to the Borrower to make payments under this Agreement only to the extent and for the purposes expressly contemplated in Section 3.6(f) of the Intercreditor Agreement.

                  Section 2.10. Extension of the Expiry Date; Non-Extension Advance. The Expiry Date shall be automatically extended, effective on the 25th day prior to each Expiry Date (unless such Expiry Date is on or after the date that is 15 days after the Final Legal Distribution Date for the Class C Certificates), for a period of 364 days after such Expiry Date (unless the obligations of the Liquidity Provider are earlier terminated in accordance with the terms hereof), without the necessity of any act on the part of the Borrower or the Liquidity Provider, unless the Liquidity Provider shall advise the Borrower prior to such 25th day that it does not agree to such extension of such Expiry Date, in which event (and if the Liquidity Provider shall not have been replaced in accordance with Section 3.6(e) of the Intercreditor Agreement), the Borrower shall be entitled on and after such 25th day (but prior to the then effective Expiry Date) to request a Non-Extension Advance in accordance with
Section 2.02(b) hereof and Section 3.6(d) of the Intercreditor Agreement.


                                   ARTICLE III

                           OBLIGATIONS OF THE BORROWER

                  Section 3.01. Increased Costs. The Borrower shall pay to the Liquidity Provider from time to time such amounts as may be necessary to compensate the Liquidity Provider for any increased costs incurred by the Liquidity Provider which are reasonably attributable to its making or maintaining any LIBOR Advances hereunder or its obligation to make any such Advances hereunder, or any reduction in any amount receivable by the Liquidity Provider under this Agreement or the Intercreditor Agreement in respect of any such Advances or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any change after the date of this Agreement in U.S. federal, state, municipal, or foreign laws or regulations (including Regulation D of the Board of Governors of the Federal Reserve System applicable to banks generally), or the adoption or making after the date of this Agreement of any interpretations, directives, or requirements applying to a class of banks including the Liquidity Provider under any U.S. federal, state, municipal, or any foreign laws or regulations (whether or not having the force of law but of the type with which the Liquidity Provider is accustomed to comply) by any court, central bank or monetary authority charged with the interpretation or administration thereof in each case not publicly announced on the date hereof (a "Regulatory Change"), which: (1) changes the basis of taxation of any amounts payable to the Liquidity Provider under this Agreement in respect of any such Advances (other than Excluded Taxes); or (2) imposes or modifies any reserve, special deposit, compulsory loan or similar requirements relating to any extensions of credit hereunder in respect of LIBOR Advances (including any such Advances or any deposits referred to in the definition of LIBOR Rate or related definitions), other than (i) costs which arise as a result of the Liquidity Provider willfully contravening or exceeding any operating limits or other restrictions imposed on it by any authority; or (ii) if the increased costs would not have arisen but for any assignment to another Liquidity Provider or an alteration in the lending office of the Liquidity Provider. The Liquidity Provider agrees to use reasonable efforts (consistent with applicable legal and regulatory restrictions) to change the jurisdiction of its Lending Office if making such change would avoid the need for, or reduce the amount of, any amount payable under this Section that may thereafter accrue and would not, in the reasonable judgment of the Liquidity Provider, be otherwise disadvantageous to the Liquidity Provider.

                  The Liquidity Provider will notify the Borrower of any event occurring after the date of this Agreement that will entitle the Liquidity Provider to compensation pursuant to this Section 3.01 as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, which notice shall describe in reasonable detail the calculation of the amounts owed under this Section; provided, that if the Liquidity Provider fails to give such notice within 30 days after it obtains such knowledge, the Liquidity Provider shall, with respect to any costs resulting from such event, only be entitled to payment under this Section 3.01 for costs incurred from and after the date 30 days prior to the date the Liquidity Provider does give such notice. Determinations by the Liquidity Provider for purposes of this Section
3.01 of the effect of any Regulatory Change on its costs of making or maintaining Advances or on amounts receivable by it in respect of Advances, and of the additional amounts required to compensate the Liquidity Provider in respect of any Additional Costs, shall be prima facie evidence of the amount owed under this Section.

                  Notwithstanding the preceding two paragraphs, the Liquidity Provider and the Subordination Agent agree that any permitted assignee or participant of the initial Liquidity Provider which is not a bank shall not be entitled to the benefits of the preceding two paragraphs (but without limiting the provisions of Section 7.08 hereof).

                  The Liquidity Provider shall not be entitled to compensation under this Section 3.01 if (1) it shall not be also seeking compensation (if it should be so entitled) under other comparable contractual provisions in its other agreements, (2) if its claim under this Section 3.01 arises through circumstances peculiar to the Liquidity Provider and which do not affect a similarly organized commercial banking institution in the same jurisdiction generally, or (3) the Liquidity Provider is not the initial liquidity provider and America West did not consent to the transfer of this facility to the Liquidity Provider, for the amount, if any, payable under this
Section 3.01 resulting from events occurring prior to the date the Liquidity Provider acquired its interests hereunder as shall exceed the amount payable under this Section 3.01 that would have been due to the Liquidity Provider's transferor had it continued to be the liquidity provider hereunder.

                  Section 3.02. Capital Adequacy. If (1) the adoption, after the date hereof, of any applicable governmental law, rule or regulation regarding capital adequacy and not publicly announced on the date hereof, (2) any change, after the date hereof, in the interpretation or administration of any such law, rule or regulation by any central bank or other governmental authority charged with the interpretation or administration thereof and not publicly announced on the date hereof or (3) compliance by the Liquidity Provider or any corporation controlling the Liquidity Provider with any applicable guideline or request of general applicability, issued after the date hereof and not publicly announced on the date hereof, by any central bank or other governmental authority (whether or not having the force of law but of the type with which the Liquidity Provider is accustomed to comply) that constitutes a change of the nature described in clause (2), has the effect of requiring an increase in the amount of capital required to be maintained by the Liquidity Provider or any corporation controlling the Liquidity Provider, and such increase is based upon the Liquidity Provider's obligations hereunder and other similar obligations, the Borrower shall pay to the Liquidity Provider from time to time such additional amount or amounts as are necessary to compensate the Liquidity Provider for such portion of such increase as shall be reasonably allocable to the Liquidity Provider's obligations to the Borrower hereunder. The Liquidity Provider agrees to use reasonable efforts (consistent with applicable legal and regulatory restrictions) to change the jurisdiction of its Lending Office if making such change would avoid the need for, or reduce the amount of, any amount payable under this Section that may thereafter accrue and would not, in the reasonable judgment of the Liquidity Provider, be otherwise materially disadvantageous to the Liquidity Provider.

                  The Liquidity Provider will notify the Borrower of any event occurring after the date of this Agreement that will entitle the Liquidity Provider to compensation pursuant to this Section 3.02 as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, which notice shall describe in reasonable detail the calculation of the amounts owed under this Section; provided that if the Liquidity Provider fails to give such notice within 30 days after it obtains such knowledge, the Liquidity Provider shall, with respect of any costs resulting from such event, only be entitled to payment under this Section 3.02 for costs incurred from and after the date 30 days prior to the date the Liquidity Provider does give such notice. Determinations by the Liquidity Provider for purposes of this Section
3.02 of the effect of any increase in the amount of capital required to be maintained by the Liquidity Provider and of the amount allocable to the Liquidity Provider's obligations to the Borrower hereunder shall be prima facie evidence of the amounts owed under this Section.

                  Notwithstanding the preceding two paragraphs, the Liquidity Provider and the Subordination Agent agree that any permitted assignee or participant of the initial Liquidity

Provider which is not a bank shall not be entitled to the benefits of the preceding two paragraphs (but without limiting the provisions of Section 7.08 hereof).

                  The Liquidity Provider shall not be entitled to compensation under this Section 3.02 if (1) it shall not be also seeking compensation (if it should be so entitled) under other comparable contractual provisions in its other agreements, (2) if its claim under this Section 3.02 arises through circumstances peculiar to the Liquidity Provider and which do not affect a similarly organized commercial banking institution in the same jurisdiction generally, or (3) the Liquidity Provider is not the initial liquidity provider and America West did not consent to the transfer of this facility to the Liquidity Provider, for the amount, if any, payable under this Section 3.02 resulting from events occurring prior to the date the Liquidity Provider acquired its interests hereunder as shall exceed the amount payable under this
Section 3.02 that would have been due to the Liquidity Provider's transferor had it continued to be the liquidity provider hereunder.

                  Section 3.03. Payments Free of Deductions. All payments made by the Borrower under this Agreement shall be made free and clear of, and without reduction for or on account of, any present or future stamp or other taxes, levies, imposts, duties, deductions or withholdings, of a similar nature other than Excluded Taxes (collectively, "Non-Excluded Taxes" and, individually, a "Non-Excluded Tax"). If any Non-Excluded Taxes are required to be withheld from any amounts payable to the Liquidity Provider under this Agreement, the Liquidity Provider shall notify the Borrower and America West thereof and from and after such notice, the amounts so payable to the Liquidity Provider shall be increased to the extent necessary to yield to the Liquidity Provider (after payment of all Non-Excluded Taxes) the amount it would have received had no such deduction or withholding occurred. The Liquidity Provider agrees to use reasonable efforts (consistent with its legal and regulatory restrictions) to change the jurisdiction of its Lending Office if making such change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and shall otherwise take such reasonable steps as are open to it to mitigate the effects of such circumstances provided that the Liquidity Provider shall be under no obligation to take any such action if to do so would have a material adverse effect on its business, operations or financial condition or result in its rights, interests or position under this Agreement being prejudiced or involved in any unlawful activity . From time to time upon the reasonable request of the Borrower, the Liquidity Provider agrees to provide to the Borrower two original Internal Revenue Service Form W-8BEN or W-8ECI, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that the Liquidity Provider is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement.

                  Section 3.04. Payments. The Borrower shall make or cause to be made each payment to the Liquidity Provider under this Agreement so as to cause the same to be received by the Liquidity Provider not later than 1:00 P.M. (New York City time) on the day when due. The Borrower shall make all such payments in lawful money of the United States of America, to the Liquidity Provider in immediately available funds, by wire transfer to Citibank, N.A., New York, New York, ABA#021000089, Account Name: Morgan Stanley Capital Services, Inc., Account #4072-4601, Reference: America West Airlines, Inc., 1999-1C.

                  Section 3.05. Computations. All computations of interest based on the Base Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the LIBOR Rate shall be made on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

                  Section 3.06. Payment on Non-Business Days. Whenever any payment to be made hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and no additional interest shall be due as a result (and if so made, shall be deemed to have been made when due). If any payment in respect of interest on an Advance is so deferred to the next succeeding Business Day, such deferral shall not delay the commencement of the next Interest Period for such Advance (if such Advance is a LIBOR Advance) or reduce the number of days for which interest will be payable on such Advance on the next interest payment date for such Advance.

                  Section 3.07. Interest. (a) Subject to Section 2.09, the Borrower shall pay, or shall cause to be paid, without duplication, interest on
(i) the unpaid principal amount of each Advance from and including the date of such Advance (or, in the case of an Applied Provider Advance, from and including the date on which the amount thereof was withdrawn from the Class C Cash Collateral Account to pay interest on the Class C Certificates) to but excluding the date such principal amount shall be paid in full (or, in the case of an Applied Provider Advance, the date on which the Class C Cash Collateral Account is fully replenished in respect of such Advance) and (ii) any other amount due hereunder (whether fees, commissions, expenses or other amounts or, to the extent permitted by law, installments of interest on Advances or any such other amount) which is not paid when due (whether at stated maturity, by acceleration or otherwise) from and including the due date thereof to but excluding the date such amount is paid in full, in each such case, at a fluctuating interest rate per annum for each day equal to the Applicable Liquidity Rate for such Advance or such other amount as in effect for such day, but in no event at a rate per annum greater than the maximum rate permitted by applicable law; provided, however, that, if at any time the otherwise applicable interest rate as set forth in this Section 3.07 shall exceed the maximum rate permitted by applicable law, then any subsequent reduction in such interest rate will not reduce the rate of interest payable pursuant to this Section 3.07 below the maximum rate permitted by applicable law until the total amount of interest accrued equals the amount of interest that would have accrued if such otherwise applicable interest rate as set forth in this Section 3.07 had at all times been in effect.

                  (b) Each Advance will be either a Base Rate Advance or a LIBOR Advance as provided in this Section. Each such Advance will be a Base Rate Advance for the period from the date of its borrowing to (but excluding) the third Business Day following the Liquidity Provider's receipt of the Notice of Borrowing for such Advance. Thereafter, such Advance shall be a LIBOR Advance.

                  (c) Each LIBOR Advance shall bear interest during each Interest Period at a rate per annum equal to the LIBOR Rate for such Interest Period plus the Applicable Margin for such LIBOR Advance, payable in arrears on the last day of such Interest Period and, in the event of the payment of principal of such LIBOR Advance on a day other than such last day, on the date of such payment (to the extent of interest accrued on the amount of principal repaid).

                  (d) Each Base Rate Advance shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin for such Base Rate Advance, payable in arrears on each Regular Distribution Date and, in the event of the payment of principal of such Base Rate Advance on a day other than a Regular Distribution Date, on the date of such payment (to the extent of interest accrued on the amount of principal repaid).

                  (e) Each amount not paid when due hereunder (whether fees, commissions, expenses or other amounts or, to the extent permitted by applicable law, installments of interest on Advances but excluding Advances) shall bear interest at a rate per annum equal to the Base Rate plus 2% until paid.

                  (f) Each change in the Base Rate shall become effective immediately. The rates of interest specified in this Section 3.07 with respect to any Advance or other amount shall be referred to as the "Applicable Liquidity Rate".

                  Section 3.08. Replacement of Borrower. From time to time and subject to the successor Borrower's meeting the eligibility requirements set forth in Section 6.9 of the Intercreditor Agreement applicable to the Subordination Agent, upon the effective date and time specified in a written and completed Notice of Replacement Subordination Agent in substantially the form of Annex VI attached hereto (a "Notice of Replacement Subordination Agent") delivered to the Liquidity Provider by the then Borrower, the successor Borrower designated therein shall be substituted for as the Borrower for all purposes hereunder.

                  Section 3.09. Funding Loss Indemnification. The Borrower shall pay to the Liquidity Provider, upon the request of the Liquidity Provider, such amount or amounts as shall be sufficient (in the reasonable opinion of the Liquidity Provider) to compensate it for any loss incurred by it by reason of the liquidation or redeployment of deposits or other funds acquired by the Liquidity Provider to fund or maintain any LIBOR Advance (but excluding loss of anticipated profits) incurred as a result of:

                  (1) Any repayment of a LIBOR Advance on a date other than the last day of the Interest Period for such Advance; or

                  (2) Any failure by the Borrower to borrow a LIBOR Advance on the date for borrowing specified in the relevant notice under Section 2.02.

                  Section 3.10. Illegality. Notwithstanding any other provision in this Agreement, if any change in any applicable law, rule or regulation not publicly announced on the date hereof shall make it unlawful or impossible for the Liquidity Provider (or its Lending Office) to maintain or fund its LIBOR Advances without breaking such law, then upon notice to the Borrower by the Liquidity Provider, the outstanding principal amount of the LIBOR Advances shall be converted to Base Rate Advances to the extent necessary to cure such illegality (a) immediately upon demand of the Liquidity Provider, if such change or compliance with such request, in the judgment of the Liquidity Provider, requires immediate repayment; or (b) at the expiration of the last Interest Period to expire before the effective date of any such change or request. The Liquidity Provider agrees to use reasonable efforts (consistent with applicable legal and regulatory restrictions) to change the jurisdiction of its Lending Office if making such change would avoid or cure the aforesaid illegality.


                                   ARTICLE IV

                              CONDITIONS PRECEDENT

                  Section 4.01. Conditions Precedent to Effectiveness of Section
2.01. Section 2.01 of this Agreement shall become effective on and as of the first date (the "Effective Date") on which the following conditions precedent have been satisfied or waived:

                  (a) The Liquidity Provider shall have received on or before the Closing Date each of the following, and in the case of each document delivered pursuant to paragraphs (i), (ii) and (iii), each in form and substance satisfactory to the Liquidity Provider:

                           (i) This Agreement duly executed on behalf of the
                  Borrower;

                           (ii) The Intercreditor Agreement duly executed on
                  behalf of each of the parties thereto;

                           (iii) Fully executed copies of each of the Operative
                  Agreements executed and delivered on or before the Closing Date (other than this Agreement and the Intercreditor Agreement);

                           (iv) A copy of the Offering Memorandum and specimen
                  copies of the Class C Certificates;

                           (v) An executed copy of each document, instrument,
                  certificate and opinion delivered on or before the Closing Date pursuant to the Class C Trust Agreement, the Intercreditor Agreement and the other Operative Agreements (in the case of each such opinion, other than the opinion of counsel for the Initial Purchasers, either addressed to the Liquidity Provider or accompanied by a letter from the counsel rendering such opinion to the effect that the Liquidity Provider is entitled to rely on such opinion as of its date as if it were addressed to the Liquidity Provider);

                           (vi) Evidence that there shall have been made and
                  shall be in full force and effect, all filings, recordings and/or registrations, and there shall have been given or taken any notice or other similar action as are necessary or in order to establish, perfect, protect and preserve the right, title and interest of the Liquidity Provider created by the Operative Agreements executed and delivered on or prior to the Closing Date;

                           (vii) An agreement from America West, pursuant to
                  which America West agrees to provide copies of quarterly financial statements and audited annual financial statements to the Liquidity Provider (which obligations may be satisfied by the furnishing of America West's Form 10Q and 10K), in each case, only to the extent that America West is obligated to provide such information pursuant to Section 8.2.1 of the Leases (related to Leased Aircraft) or the corresponding section of the Indentures (related to Owned Aircraft) to the parties thereto; and

                           (viii) Such other documents, instruments, opinions
                  and approvals pertaining to the transactions contemplated hereby or by the other Operative Agreements as the Liquidity Provider shall have reasonably requested.

                  (b) The following statement shall be true on and as of the Effective Date: no event has occurred and is continuing, or would result from the entering into of this Agreement or the making of any Advance, which constitutes a Liquidity Event of Default.

                  (c) The Liquidity Provider shall have received payment in full of all fees and other sums required to be paid to or for account of the Liquidity Provider on or prior to the Effective Date.

                  (d) All conditions precedent to the issuance of the Certificates under the Trust Agreements shall have been satisfied or waived, all conditions precedent to the effectiveness of the other Liquidity Facilities shall have been satisfied or waived, and all conditions precedent to the purchase of the Certificates by the Initial Purchasers under the Purchase Agreement shall have been satisfied (unless any of such conditions precedent shall have been waived by the Initial Purchasers).

                  (e) The Borrower shall have received (i) the Guarantee Agreement, substantially in the form of Exhibit I hereto, duly executed on behalf of each of the parties thereto and (ii) a certificate, dated the date hereof, signed by a duly authorized representative of the Liquidity Provider, certifying that all conditions precedent to the effectiveness of Section 2.01 have been satisfied or waived.

                  Section 4.02. Conditions Precedent to Borrowing. The obligation of the Liquidity Provider to make an Advance on the occasion of each Borrowing shall be subject to the conditions precedent that the Effective Date shall have occurred and, prior to the date of such Borrowing, the Borrower shall have delivered a Notice of Borrowing which conforms to the terms and conditions of this Agreement and has been completed as may be required by the relevant form of the Notice of Borrowing for the type of Advances requested.

                                    ARTICLE V

                                    COVENANTS

                  Section 5.01. Affirmative Covenants of the Borrower. So long as any Advance shall remain unpaid or the Liquidity Provider shall have any Maximum Commitment hereunder or the Borrower shall have any obligation to pay any amount to the Liquidity Provider hereunder, the Borrower will, unless the Liquidity Provider shall otherwise consent in writing:

                  (a) Performance of This and Other Agreements. Punctually pay or cause to be paid all amounts payable by it under this Agreement and the other Operative Agreements and observe and perform in all material respects the conditions, covenants and requirements applicable to it contained in this Agreement and the other Operative Agreements.

                  (b) Reporting Requirements. Furnish to the Liquidity Provider with reasonable promptness, such other information and data with respect to the transactions contemplated by the Operative Agreements as from time to time may be reasonably requested by the Liquidity Provider; and permit the Liquidity Provider, upon reasonable notice, to inspect the Borrower's books and records with respect to such transactions and to meet with officers and employees of the Borrower to discuss such transactions.

                  (c) Certain Operative Agreements. Furnish to the Liquidity Provider with reasonable promptness, such Operative Agreements entered into after the date hereof as from time to time may be reasonably requested by the Liquidity Provider.

                  Section 5.02. Negative Covenants of the Borrower. So long as any Advance shall remain unpaid or the Liquidity Provider shall have any Maximum Commitment hereunder or the Borrower shall have any obligation to pay any amount to the Liquidity Provider hereunder, the Borrower will not appoint or permit or suffer to be appointed any successor Borrower without the prior written consent of the Liquidity Provider, which consent shall not be unreasonably withheld or delayed.


                                   ARTICLE VI

                           LIQUIDITY EVENTS OF DEFAULT

                  Section 6.01. Liquidity Events of Default. If (a) any Liquidity Event of Default has occurred and is continuing and (b) there is a Performing Note Deficiency, the Liquidity Provider may, in its discretion, deliver to the Borrower a Termination Notice, the effect of which shall be to cause (i) the obligation of the Liquidity Provider to make Advances hereunder to expire on the fifth Business Day after the date on which such Termination Notice is received by the Borrower, (ii) the Borrower to promptly request, and the Liquidity Provider to promptly make, a Final Advance in accordance with Section 2.02(d) hereof and Section 3.6(i) of the Intercreditor Agreement, (iii) all other outstanding Advances to be automatically converted into Final Advances for purposes of determining the Applicable Liquidity Rate for interest payable thereon, and (iv) subject to Sections 2.07 and 2.09 hereof, all Advances (including, without limitation, any Provider Advance and Applied Provider Advance), any accrued interest thereon and any other amounts outstanding hereunder to become immediately due and payable to the Liquidity Provider.


                                   ARTICLE VII

                                  MISCELLANEOUS

                  Section 7.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Liquidity Provider, and, in the case of an amendment or of a waiver by the Borrower, the Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  Section 7.02. Notices, Etc. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telecopier and mailed or delivered or sent by telecopier):

                  Borrower:

                  WILMINGTON TRUST COMPANY
                  Rodney Square North
                  1100 North Market Square
                  Wilmington, DE  19890-0001

                  Attention: Corporate Trust Administration
                  Telephone: 302-651-1000
                  Telecopy: 302-651-8882

                  Liquidity Provider:

                  MORGAN STANLEY CAPITAL SERVICES, INC.
                  1585 Broadway
                  New York, New York  10036

                  Attention:  Keith Amburgey
                  Telephone:  (212) 761-2504
                  Telecopy:  (212) 781-0580

                  With a copy of any Notice of Borrowing to be delivered to:

                  MORGAN STANLEY DEAN WITTER & CO.
                  1585 Broadway

                  New York, New York  10036
                  Attention:  Aaron Lubowitz and Mark Esparrago
                  Telephone:  (212) 761-2526 and (212) 761-2618
                  Telecopy:  (212) 761-0406

or, as to each of the foregoing, at such other address as shall be designated by such Person in a written notice to the others. All such notices and communications shall be effective (i) if given by telecopier, when transmitted to the telecopier number specified above, and (ii) if given by other means, when delivered at the address specified above. A copy of all notices delivered hereunder to either party shall in addition be delivered to each of the parties to the Participation Agreements at their respective addresses set forth therein.

                  Section 7.03. No Waiver; Remedies. No failure on the part of the Liquidity Provider to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Agreement preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  Section 7.04. Further Assurances. The Borrower agrees to do such further acts and things and to execute and deliver to the Liquidity Provider such additional assignments, agreements, powers and instruments as the Liquidity Provider may reasonably require or deem advisable to carry into effect the purposes of this Agreement and the other Operative Agreements or to better assure and confirm unto the Liquidity Provider its rights, powers and remedies hereunder and under the other Operative Agreements.

                  Section 7.05. Indemnification; Survival of Certain Provisions. The Liquidity Provider shall be indemnified hereunder to the extent and in the manner described in Section 7.1 or 9.1, as the case may be, of the Participation Agreements and Section 6(c) of the Note Purchase Agreement. The indemnities contained in Section 7.1 or 9.1, as the case may be, of the Participation Agreements, and Section 6(c) of the Note Purchase Agreement and the provisions of Sections 3.01, 3.02, 3.03, 3.09, 7.05 and 7.07 hereof, shall survive the termination of this Agreement.

                  Section 7.06. Liability of the Liquidity Provider. (a) Neither the Liquidity Provider nor any of its officers, employees, directors or affiliates shall be liable or responsible for: (i) the use which may be made of the Advances or any acts or omissions of the Borrower or any beneficiary or transferee in connection therewith; or (ii) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged except as executed by the Liquidity Provider; provided, however, that the Borrower shall have a claim against the Liquidity Provider, and the Liquidity Provider shall be liable to the Borrower, to the extent of any damages suffered by the Borrower which were the result of (A) the Liquidity Provider's willful misconduct or negligence in determining whether documents presented hereunder comply with the terms hereof, or (B) any breach by the Liquidity Provider of any of the terms of this Agreement, including, but not limited to, the Liquidity Provider's failure to make lawful payment hereunder after the delivery to it by the Borrower of a Notice of Borrowing strictly complying with the terms and conditions hereof.

                  (b) Neither the Liquidity Provider nor any of its officers, employees, directors or affiliates shall be liable or responsible in any respect for (i) any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with this Agreement or any Notice of Borrowing delivered hereunder, or (ii) any action, inaction or omission which may be taken by it in good faith, absent willful misconduct or negligence (in which event the extent of the Liquidity Provider's potential liability to the Borrower shall be limited as set forth in the immediately preceding paragraph), in connection with this Agreement or any Notice of Borrowing.

                  Section 7.07. Costs, Expenses and Taxes. The Borrower agrees to pay, or cause to be paid (A) on the Effective Date and on such later date or dates on which the Liquidity Provider shall make demand, all reasonable out-of-pocket costs and expenses (including, without limitation, the reasonable fees and expenses of outside counsel for the Liquidity Provider) of the Liquidity Provider in connection with the preparation, negotiation, execution, delivery, filing and recording of this Agreement, any other Operative Agreement and any other documents which may be delivered in connection with this Agreement and (B) on demand, all reasonable costs and expenses (including reasonable counsel fees and expenses) of the Liquidity Provider in connection with (i) the enforcement of this Agreement or any other Operative Agreement, (ii) the modification or amendment of, or supplement to, this Agreement or any other Operative Agreement or such other documents which may be delivered in connection herewith or therewith (whether or not the same shall become effective) other than amendments requested by the Liquidity Provider or a transfer made by the Liquidity Provider either voluntarily or as a result of the mitigation provisions of Article III or a Non-Extension Drawing or a Downgrade Drawing or
(iii) any action or proceeding relating to any order, injunction, or other process or decree restraining or seeking to restrain the Liquidity Provider from paying any amount under this Agreement, the Intercreditor Agreement or any other Operative Agreement or otherwise affecting the application of funds in the Class C Cash Collateral Accounts. In addition, the Borrower shall pay any and all recording, stamp and other similar taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement, any other Operative Agreement and such other documents, other than amendments requested by the Liquidity Provider or a transfer made by the Liquidity Provider either voluntarily or as a result of the mitigation provisions of Article III or a Non-Extension Drawing or a Downgrade Drawing, and agrees to save the Liquidity Provider harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes or fees.

                  Section 7.08. Binding Effect; Participations. (a) This Agreement shall be binding upon and inure to the benefit of the Borrower and the Liquidity Provider and their respective successors and assigns, except that neither the Liquidity Provider (except as otherwise provided in this Section 7.08) nor (except as contemplated by Section 3.08) the Borrower shall have the right to assign its rights or obligations hereunder or any interest herein without the prior written consent of the other party, subject to the requirements of Section 7.08(b). The Liquidity Provider may grant participations herein or in any of its rights hereunder (including, without limitation, funded participations and participations in rights to receive interest payments hereunder) and under the other Operative Agreements to such Persons (other than America West or any of its Affiliates) as the Liquidity Provider may in its sole discretion select, subject to the requirements of
Section 7.08(b). No such participation by the Liquidity Provider, however, will relieve the Liquidity Provider of its obligations hereunder. In connection with any participation or any proposed participation, the Liquidity Provider may disclose to the participant or the proposed participant any information that the Borrower is required to deliver or to disclose to the Liquidity Provider pursuant to this Agreement. The Borrower acknowledges and agrees that the Liquidity Provider's source of funds may derive in part from its participants. Accordingly, references in this Agreement and the other Operative Agreements to determinations, reserve and capital adequacy requirements, increased costs, reduced receipts, additional amounts due pursuant to Section 3.03 and the like as they pertain to the Liquidity Provider shall be deemed also to include those of each of its participants that are banks (subject, in each case, to the maximum amount that would have been incurred by or attributable to the Liquidity Provider directly if the initial Liquidity Provider, rather than the participant, had held the interest participated and were a U.S. bank).

                  (b) If, pursuant to subsection (a) above, the Liquidity Provider sells any participation in this Agreement to any bank or other entity (each, a "Transferee"), then, concurrently with the effectiveness of such participation, the Transferee shall (i) represent to the Liquidity Provider (for the benefit of the Liquidity Provider and the Borrower) either (A) that it is incorporated under the laws of the United States or a state thereof or (B) that under applicable law and treaties, no taxes will be required to be withheld with respect to any payments to be made to such Transferee in respect of this Agreement, (ii) furnish to the Liquidity Provider and the Borrower either (x) a statement that it is incorporated under the laws of the United States or a state thereof or (y) if it is not so incorporated, two copies of a properly completed United States Internal Revenue Service Form W-8BEN or Form W-8ECI, as appropriate, or other applicable form, certificate or document prescribed by the Internal Revenue Service certifying, in each case, such Transferee's entitlement to a complete exemption from United States federal withholding tax in respect to any and all payments to be made hereunder, and (iii) agree (for the benefit of the Liquidity Provider and the Borrower) to provide the Liquidity Provider and the Borrower a new Form W-8BEN or Form W-8ECI, as appropriate, (A) on or before the date that any such form expires or becomes obsolete or (B) after the occurrence of any event requiring a change in the most recent form previously delivered by it and prior to the immediately following due date of any payment by the Borrower hereunder, certifying in the case of a Form W-8ECI or Form W-8BEN that such Transferee is entitled to a complete exemption from United States federal withholding tax on payments under this Agreement. Unless the Borrower has received forms or other documents reasonably satisfactory to it (and required by applicable law) indicating that payments hereunder are not subject to United States federal withholding tax, the Borrower will withhold taxes as required by law from such payments at the applicable statutory rate.

                  (c) Notwithstanding the other provisions of this Section 7.08, the Liquidity Provider may assign and pledge all or any portion of the Advances owing to it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of such assigned Advances made by the Borrower to the Liquidity Provider in accordance with the terms of this Agreement shall satisfy the Borrower's obligations hereunder in respect of such assigned Advance to the extent of such payment. No such assignment shall release the Liquidity Provider from its obligations hereunder.

                  Section 7.09. Severability. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

                  Section 7.10. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  Section 7.11. Submission to Jurisdiction; Waiver of Jury Trial; Waiver of Immunity. (a) Each of the parties hereto hereby irrevocably and unconditionally:

                  (i) submits for itself and its property in any legal action or proceeding relating to this Agreement or any other Operative Agreement, or for recognition and enforcement of any judgment in respect hereof or thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and the appellate courts from any thereof;

                  (ii) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to each party hereto at its address set forth in Section 7.02 hereof, or at such other address of which the Liquidity Provider shall have been notified pursuant thereto; and

                  (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

                  (b) THE BORROWER AND THE LIQUIDITY PROVIDER EACH HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE RELATIONSHIP THAT IS BEING ESTABLISHED, including, without limitation, contract claims, tort claims, breach of duty claims and all other common law and statutory claims. The Borrower and the Liquidity Provider each warrant and represent that it has reviewed this waiver with its legal counsel, and that it knowingly and voluntarily waives its jury trial rights following consultation with such legal counsel. THIS WAIVER IS IRREVOCABLE, AND CANNOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

                  (c) The Liquidity Provider hereby waives any immunity it may have from the jurisdiction of the courts of the United States or of any State and waives any immunity any of its properties located in the United States may have from attachment or execution upon a judgment entered by any such court under the United States Foreign Sovereign Immunities Act of 1976 or any similar successor legislation.

                  Section 7.12. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

                  Section 7.13. Entirety. This Agreement, the Intercreditor Agreement and the other Operative Agreements to which the Liquidity Provider is a party constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior understandings and agreements of such parties.

                  Section 7.14. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

                  Section 7.15. Transfer. The Liquidity Provider hereby acknowledges and consents to the Transfer contemplated by the Assignment and Assumption Agreement.

                  Section 7.16. LIQUIDITY PROVIDER'S OBLIGATION TO MAKE ADVANCES. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE OBLIGATIONS OF THE LIQUIDITY PROVIDER TO MAKE ADVANCES HEREUNDER, AND THE BORROWER'S RIGHTS TO DELIVER NOTICES OF BORROWING REQUESTING THE MAKING OF ADVANCES HEREUNDER, SHALL BE UNCONDITIONAL AND IRREVOCABLE, AND SHALL BE PAID OR PERFORMED, IN EACH CASE STRICTLY IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first set forth above.

                                       WILMINGTON TRUST COMPANY,
                                         not in its individual capacity but
                                         solely as Subordination Agent, as agent
                                         and trustee for the Class C Trust, as
                                         Borrower



                                       By:  /s/ James P. Lawler
                                          -------------------------------------
                                          Name:   James P. Lawler
                                          Title:  Vice President


                                       MORGAN STANLEY CAPITAL SERVICES, INC.,
                                       as Liquidity Provider



                                       By:  /s/ Elinor L. Hoover
                                          -------------------------------------
                                          Name:   Elinor L. Hoover
                                          Title:  Vice President

                                                                      Annex I to
                                                      Revolving Credit Agreement


                      INTEREST ADVANCE NOTICE OF BORROWING

                  The undersigned, a duly authorized signatory of the undersigned borrower (the "Borrower"), hereby certifies to MORGAN STANLEY CAPITAL SERVICES, INC. (the "Liquidity Provider"), with reference to the Revolving Credit Agreement (1999-1C) dated as of September 21, 1999, between the Borrower and the Liquidity Provider (the "Liquidity Agreement"; the terms defined therein and not otherwise defined herein being used herein as therein defined or referenced), that:

                  (1) The Borrower is the Subordination Agent under the Intercreditor Agreement.

                  (2) The Borrower is delivering this Notice of Borrowing for the making of an Interest Advance by the Liquidity Provider to be used, subject to clause (3)(v) below, for the payment of interest on the Class C Certificates which was payable on ____________, ____ (the "Distribution Date") in accordance with the terms and provisions of the Class C Trust Agreement and the Class C Certificates, which Advance is requested to be made on the date hereof.

                  (3) The amount of the Interest Advance requested hereby (i) is $_______________.__, to be applied in respect of the payment of the interest which was due and payable on the Class C Certificates on the Distribution Date, (ii) does not include any amount with respect to the payment of principal of, or premium on, the Class C Certificates or the Class G Certificates, or interest on the Class G Certificates, (iii) was computed in accordance with the provisions of the Class C Certificates, the Class C Trust Agreement and the Intercreditor Agreement (a copy of which computation is attached hereto as Schedule
         I), (iv) does not exceed the Maximum Available Commitment on the date hereof, (v) does not include any amount of interest which was due and payable on the Class C Certificates on such Distribution Date but which remains unpaid due to the failure of the Depositary to pay any amount of accrued interest on the Deposits on such Distribution Date and (vi) has not been and is not the subject of a prior or contemporaneous Notice of Borrowing.

                  (4) Upon receipt by or on behalf of the Borrower of the amount requested hereby, (a) the Borrower will apply the same in accordance with the terms of Section 3.6(b) of the Intercreditor Agreement, (b) no portion of such amount shall be applied by the Borrower for any other purpose and (c) no portion of such amount until so applied shall be commingled with other funds held by the Borrower.

                  The Borrower hereby acknowledges that, pursuant to the Liquidity Agreement, the making of the Interest Advance as requested by this Notice of Borrowing shall automatically reduce, subject to reinstatement in accordance with the terms of the Liquidity Agreement, the

Maximum Available Commitment by an amount equal to the amount of the Interest Advance requested to be made hereby as set forth in clause (i) of paragraph (3) of this Notice of Borrowing and such reduction shall automatically result in corresponding reductions in the amounts available to be borrowed pursuant to a subsequent Advance.

                  IN WITNESS WHEREOF, the Borrower has executed and delivered this Notice of Borrowing as of the ____ day of _________, ____.


                                       WILMINGTON TRUST COMPANY,
                                         not in its individual capacity but
                                         solely as Subordination Agent,
                                         as Borrower


                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:

               SCHEDULE I TO INTEREST ADVANCE NOTICE OF BORROWING

        [Insert Copy of Computations in accordance with Interest Advance
                              Notice of Borrowing]

                                                                     Annex II to
                                                      Revolving Credit Agreement

                    NON-EXTENSION ADVANCE NOTICE OF BORROWING

                  The undersigned, a duly authorized signatory of the undersigned subordination agent (the "Borrower"), hereby certifies to MORGAN STANLEY CAPITAL SERVICES, INC. (the "Liquidity Provider"), with reference to the Revolving Credit Agreement (1999-1C) dated as of September 21, 1999, between the Borrower and the Liquidity Provider (the "Liquidity Agreement"; the terms defined therein and not otherwise defined herein being used herein as therein defined or referenced), that:

                  (1) The Borrower is the Subordination Agent under the Intercreditor Agreement.

                  (2) The Borrower is delivering this Notice of Borrowing for the making of the Non-Extension Advance by the Liquidity Provider to be used for the funding of the Class C Cash Collateral Account in accordance with Section 3.6(d) of the Intercreditor Agreement, which Advance is requested to be made on __________, ____.

                  (3) The amount of the Non-Extension Advance requested hereby
         (i) is $______________, which equals the Maximum Available Commitment on the date hereof and is to be applied in respect of the funding of the Class C Cash Collateral Account in accordance with Section 3.6(d) of the Intercreditor Agreement, (ii) does not include any amount with respect to the payment of the principal of, or premium on, the Class C Certificates, or principal of, or interest or premium on, the Class G Certificates, (iii) was computed in accordance with the provisions of the Class C Certificates, the Class C Trust Agreement and the Intercreditor Agreement (a copy of which computation is attached hereto as Schedule I), and (iv) has not been and is not the subject of a prior or contemporaneous Notice of Borrowing under the Liquidity Agreement.

                  (4) Upon receipt by or on behalf of the Borrower of the amount requested hereby, (a) the Borrower will deposit such amount in the Class C Cash Collateral Account and apply the same in accordance with the terms of Section 3.6(d) of the Intercreditor Agreement, (b) no portion of such amount shall be applied by the Borrower for any other purpose and (c) no portion of such amount until so applied shall be commingled with other funds held by the Borrower.

                  The Borrower hereby acknowledges that, pursuant to the Liquidity Agreement, (A) the making of the Non-Extension Advance as requested by this Notice of Borrowing shall automatically and irrevocably terminate the obligation of the Liquidity Provider to make further Advances under the Liquidity Agreement; and (B) following the making by the Liquidity Provider of the Non-Extension Advance requested by this Notice of Borrowing, the Borrower shall not be entitled to request any further Advances under the Liquidity Agreement.

                  IN WITNESS WHEREOF, the Borrower has executed and delivered this Notice of Borrowing as of the ____ day of _________, ____.

                                       WILMINGTON TRUST COMPANY,
                                         not in its individual capacity but
                                         solely as Subordination Agent, as
                                         Borrower


                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:

             SCHEDULE I TO NON-EXTENSION ADVANCE NOTICE OF BORROWING

         [Insert Copy of computations in accordance with Non-Extension
                          Advance Notice of Borrowing]

                                                                    Annex III to
                                                      Revolving Credit Agreement

                      DOWNGRADE ADVANCE NOTICE OF BORROWING

                  The undersigned, a duly authorized signatory of the undersigned subordination agent (the "Borrower"), hereby certifies to MORGAN STANLEY CAPITAL SERVICES, INC. (the "Liquidity Provider"), with reference to the Revolving Credit Agreement (1999-1C) dated as of September 21, 1999, between the Borrower and the Liquidity Provider (the "Liquidity Agreement"; the terms defined therein and not otherwise defined herein being used herein as therein defined or referenced), that:

                  (1) The Borrower is the Subordination Agent under the Intercreditor Agreement.

                  (2) The Borrower is delivering this Notice of Borrowing for the making of the Downgrade Advance by the Liquidity Provider to be used for the funding of the Class C Cash Collateral Account in accordance with Section 3.6(c) of the Intercreditor Agreement by reason of (i) the downgrading of the short-term unsecured debt rating of the Guarantor issued by either Rating Agency below the Threshold Rating, or
         (ii) the occurrence of a Guarantee Event, which Advance is requested to be made on __________, ____.

                  (3) The amount of the Downgrade Advance requested hereby (i) is $________________, which equals the Maximum Available Commitment on the date hereof and is to be applied in respect of the funding of the Class C Cash Collateral Account in accordance with Section 3.6(c) of the Intercreditor Agreement, (ii) does not include any amount with respect to the payment of the principal of, or premium on, the Class C Certificates, or principal of, or interest or premium on, the Class G Certificates, (iii) was computed in accordance with the provisions of the Class C Certificates, the Class C Trust Agreement and the Intercreditor Agreement (a copy of which computation is attached hereto as Schedule I), and (iv) has not been and is not the subject of a prior or contemporaneous Notice of Borrowing under the Liquidity Agreement.

                  (4) Upon receipt by or on behalf of the Borrower of the amount requested hereby, (a) the Borrower will deposit such amount in the Class C Cash Collateral Account and apply the same in accordance with the terms of Section 3.6(c) of the Intercreditor Agreement, (b) no portion of such amount shall be applied by the Borrower for any other purpose and (c) no portion of such amount until so applied shall be commingled with other funds held by the Borrower.

                  The Borrower hereby acknowledges that, pursuant to the Liquidity Agreement, (A) the making of the Downgrade Advance as requested by this Notice of Borrowing shall automatically and irrevocably terminate the obligation of the Liquidity Provider to make further Advances under the Liquidity Agreement; and (B) following the making by the Liquidity

Provider of the Downgrade Advance requested by this Notice of Borrowing, the Borrower shall not be entitled to request any further Advances under the Liquidity Agreement.

                  IN WITNESS WHEREOF, the Borrower has executed and delivered this Notice of Borrowing as of the ____ day of _________, ____.

                                       WILMINGTON TRUST COMPANY,
                                         not in its individual capacity but
                                         solely as Subordination Agent, as
                                         Borrower


                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:

               SCHEDULE I TO DOWNGRADE ADVANCE NOTICE OF BORROWING

           [Insert Copy of computations in accordance with Downgrade
                          Advance Notice of Borrowing]

                                                                     Annex IV to
                                                      Revolving Credit Agreement

                        FINAL ADVANCE NOTICE OF BORROWING

                  The undersigned, a duly authorized signatory of the undersigned borrower (the "Borrower"), hereby certifies to MORGAN STANLEY CAPITAL SERVICES, INC. (the "Liquidity Provider"), with reference to the Revolving Credit Agreement (1999-1C) dated as of September 21, 1999, between the Borrower and the Liquidity Provider (the "Liquidity Agreement"; the terms defined therein and not otherwise defined herein being used herein as therein defined or referenced), that:

                  (1) The Borrower is the Subordination Agent under the Intercreditor Agreement.

                  (2) The Borrower is delivering this Notice of Borrowing for the making of the Final Advance by the Liquidity Provider to be used for the funding of the Class C Cash Collateral Account in accordance with Section 3.6(i) of the Intercreditor Agreement by reason of the receipt by the Borrower of a Termination Notice from the Liquidity Provider with respect to the Liquidity Agreement, which Advance is requested to be made on ____________, ____.

                  (3) The amount of the Final Advance requested hereby (i) is $_________________, which equals the Maximum Available Commitment on the date hereof and is to be applied in respect of the funding of the Class C Cash Collateral Account in accordance with Section 3.6(i) of the Intercreditor Agreement, (ii) does not include any amount with respect to the payment of principal of, or premium on, the Class C Certificates, or principal of, or interest or premium on, the Class G Certificates, (iii) was computed in accordance with the provisions of the Class C Certificates, the Class C Trust Agreement and the Intercreditor Agreement (a copy of which computation is attached hereto as Schedule I), and (iv) has not been and is not the subject of a prior or contemporaneous Notice of Borrowing.

                  (4) Upon receipt by or on behalf of the Borrower of the amount requested hereby, (a) the Borrower will deposit such amount in the Class C Cash Collateral Account and apply the same in accordance with the terms of Section 3.6(i) of the Intercreditor Agreement, (b) no portion of such amount shall be applied by the Borrower for any other purpose and (c) no portion of such amount until so applied shall be commingled with other funds held by the Borrower.

                  The Borrower hereby acknowledges that, pursuant to the Liquidity Agreement, (A) the making of the Final Advance as requested by this Notice of Borrowing shall automatically and irrevocably terminate the obligation of the Liquidity Provider to make further Advances under the Liquidity Agreement; and (B) following the making by the Liquidity Provider of the Final Advance requested by this Notice of Borrowing, the Borrower shall not be entitled to request any further Advances under the Liquidity Agreement.

                  IN WITNESS WHEREOF, the Borrower has executed and delivered this Notice of Borrowing as of the ____ day of _________, ____.

                                       WILMINGTON TRUST COMPANY,
                                         not in its individual capacity but
                                         solely as Subordination Agent, as
                                         Borrower

                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:

                 SCHEDULE I TO FINAL ADVANCE NOTICE OF BORROWING

         [Insert Copy of Computations in accordance with Final Advance
                              Notice of Borrowing]

                                                                      Annex V to
                                                      Revolving Credit Agreement




                              NOTICE OF TERMINATION



                                     [Date]



Wilmington Trust Company,
  as Subordination Agent, as Borrower
Rodney Square North
1100 North Market Square
Wilmington, DE  19890-0001


Re: Revolving Credit Agreement dated as of September 21, 1999, between Wilmington Trust Company, as Subordination Agent, as agent and trustee for the America West Airlines Pass Through Trust, 1999-1C-[O/S], as Borrower, and MORGAN STANLEY CAPITAL SERVICES, INC., as the Liquidity Provider (the "Liquidity Agreement")


Ladies and Gentlemen:

                  You are hereby notified that pursuant to Section 6.01 of the Liquidity Agreement, by reason of the occurrence of a Liquidity Event of Default and the existence of a Performing Note Deficiency (each as defined therein), we are giving this notice to you in order to cause (i) our obligations to make Advances (as defined therein) under such Liquidity Agreement to terminate on the fifth Business Day after the date on which you receive this notice and (ii) you to request a Final Advance under the Liquidity Agreement pursuant to Section 3.6(i) of the Intercreditor Agreement (as defined in the Liquidity Agreement) as a consequence of your receipt of this notice.

                  THIS NOTICE IS THE "NOTICE OF TERMINATION" PROVIDED FOR UNDER THE LIQUIDITY AGREEMENT. OUR OBLIGATIONS TO MAKE ADVANCES UNDER THE LIQUIDITY AGREEMENT WILL TERMINATE ON THE FIFTH BUSINESS DAY AFTER THE DATE ON WHICH YOU RECEIVE THIS NOTICE.

                                       Very truly yours,

                                       MORGAN STANLEY CAPITAL
                                       SERVICES, INC.,
                                           as Liquidity Provider

                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:


                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:

cc:      WILMINGTON TRUST COMPANY,
           as Class C Trustee

                                                                     Annex VI to
                                                      Revolving Credit Agreement

                    NOTICE OF REPLACEMENT SUBORDINATION AGENT

[Date]
Attention:

         Revolving Credit Agreement dated as of September 21, 1999, between WILMINGTON TRUST COMPANY, as Subordination Agent, as agent and trustee for the America West Airlines Pass Through Trust, 1999-1C-[O/S], as Borrower, and MORGAN STANLEY CAPITAL SERVICES, INC., as the Liquidity Provider (the "Liquidity Agreement")


Ladies and Gentlemen:

                  For value received, the undersigned beneficiary hereby irrevocably transfers to:

                         ------------------------------
                              [Name of Transferee]


                         ------------------------------
                             [Address of Transferee]

all rights and obligations of the undersigned as Borrower under the Liquidity Agreement referred to above. The transferee has succeeded the undersigned as Subordination Agent under the Intercreditor Agreement referred to in the first paragraph of the Liquidity Agreement, pursuant to the terms of Section 8.1 of the Intercreditor Agreement.

                  By this transfer, all rights of the undersigned as Borrower under the Liquidity Agreement are transferred to the transferee and the transferee shall hereafter have the sole rights and obligations as Borrower thereunder. The undersigned shall pay any costs and expenses of such transfer, including, but not limited to, transfer taxes or governmental charges.

                  We ask that this transfer be effective as of _______________,
____.

                                       WILMINGTON TRUST COMPANY,
                                         not in its individual capacity but
                                         solely as Subordination Agent, as
                                         Borrower

                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:

                                                                       EXHIBIT I

                 [MORGAN STANLEY DEAN WITTER & CO. LETTERHEAD]


                                                              September 21, 1999



America West Pass Through Trust 1999-1C


Ladies and Gentlemen:


     In consideration of each of the Revolving Credit Agreement (the "Agreement") dated as of September 21, 1999 between Morgan Stanley Capital Services Inc., a Delaware corporation (hereinafter "MSCS") and Wilmington Trust Company as Subordination Agent, as agent and trustee for the America West Pass Through Trust 1999-1C ("Counterparty"), Morgan Stanley Dean Witter & Co., a Delaware corporation (hereinafter "MSDW"), hereby irrevocably and unconditionally guarantees to Counterparty, with effect from the date of the Agreement, the due and punctual payment of all amounts payable by MSCS under the Agreement when the same shall become due and payable, whether on scheduled payment dates, upon demand, upon declaration of termination or otherwise, in accordance with the terms of the Agreement and giving effect to any applicable grace period. Upon failure of MSCS punctually to pay any such amounts, and upon written demand by Counterparty to MSDW at its address set forth in the signature block of this Guarantee (or to such other address as MSDW may specify in writing), MSDW agrees to pay or cause to be paid such amounts; provided that delay by Counterparty in giving such demand shall in no event affect MSDW's obligations under this Guarantee.

     MSDW hereby agrees that its obligations hereunder shall be unconditional and will not be discharged except by complete payment of the amounts payable under the Agreement, irrespective of any claim as to the Agreement's validity, regularity or enforceability or the lack of authority of MSCS to execute or deliver the Agreement; or any change in or amendment to the Agreement; or any waiver or consent by Counterparty with respect to any provisions thereof; or the absence of any action to enforce the Agreement or the recovery of any judgment against MSCS or of any action to enforce a judgment against MSCS under the Agreement; or any similar circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor generally. MSDW hereby waives diligence, presentment, demand on MSCS for payment or otherwise (except as provided hereinabove), filing of claims, requirement of a prior proceeding against MSCS and protest or notice, except as provided for in the Agreement with respect to amounts payable by MSCS. If at any time payment under the Agreement is rescinded or must be otherwise restored or returned by Counterparty upon the insolvency, bankruptcy or reorganization of MSCS or MSDW or otherwise, MSDW's obligations hereunder with respect to such payment shall be reinstated upon such restoration or return being made by Counterparty.

     MSDW represents to Counterparty as of the date hereof, which representations will be deemed to be repeated by MSDW on each date on which a Transaction is entered into, that:

     (1) it is duly organized and validly existing under the laws of the jurisdiction of its incorporation and has full power and legal right to execute and deliver this Guarantee and to perform the provisions of this Guarantee on its part to be performed;

                        MORGAN STANLEY DEAN WITTER & CO.

                                                              September 21, 1999
                                                                          Page 2


     (2) its execution, delivery and performance of this Guarantee have been and remain duly authorized by all necessary corporate action and do not contravene any provision of its certificate of incorporation or by-laws or any law, regulation or contractual restriction binding on it or its assets;

     (3) all consents, authorizations, approvals and clearances (including, without limitation, any necessary exchange control approval) and notifications, reports and registrations requisite for its due execution, delivery and performance of this Guarantee have been obtained from or, as the case may be, filed with the relevant governmental authorities having jurisdiction and remain in full force and effect and all conditions thereof have been duly complied with and no other action by, and no notice to or filing with, any governmental authority having jurisdiction is required for such execution, delivery or performance; and

     (4) this Guarantee is its legal, valid and binding obligation enforceable against it in accordance with its terms except as enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights or by general equity principles.

     By accepting this Guarantee and entering into the Agreement, Counterparty agrees that MSDW shall be subrogated to all rights of Counterparty against MSCS in respect of any amounts paid by MSDW pursuant to this Guarantee, provided that MSDW shall be entitled to enforce or to receive any payment arising out of or based upon such right of subrogation only to the extent that it has paid all amounts payable by MSCS under the Agreement.

     This Guarantee shall be governed by and construed in accordance with the laws of the State of New York. All capitalized terms not otherwise defined herein shall have the respective meanings assigned to them in the Agreement.




                                        MORGAN STANLEY DEAN WITTER & CO.


                                        By:/s/ Alexander C. Frank
                                           ------------------------------------
                                        Name: Alexander C. Frank
                                        Title: Treasurer

                        MORGAN STANLEY DEAN WITTER & CO.


                            SECRETARY'S CERTIFICATE


         I, Charlene R. Herzer, a duly elected and acting Assistant Secretary of Morgan Stanley Dean Witter & Co., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), certify that (i) Alexander C. Frank is the duly elected Treasurer and Eileen S. Wallace is a duly elected Assistant Treasurer of the Corporation; (ii) pursuant to Section 7.01 of the Bylaws of the Corporation and resolutions adopted by a Unanimous Consent of Directors in Lieu of a Meeting, dated as of May 31, 1997, both of which are attached as an exhibit, the Treasurer and the Assistant Treasurers are authorized to enter into agreements and other instruments on behalf of the Corporation; and (iii) the signatures of Alexander C. Frank and Eileen S. Wallace appearing below are copies of their genuine signatures:


                             /s/ Alexander C. Frank
                        --------------------------------

                             /s/ Eileen S. Wallace
                        --------------------------------


         IN WITNESS WHEREOF, I have hereunto set my name and affixed the seal of the Corporation as of the 13th day of September, 1999.


                                               /s/ Charlene R. Herzer
                                               ----------------------------
                                               Charlene R. Herzer
                                               Assistant Secretary


[SEAL]

                                                                         EXHIBIT

                        MORGAN STANLEY DEAN WITTER & CO.


SECTION 7.01 OF THE BYLAWS

         SECTION 7.01. CONTRACTS. Except as otherwise required by law, the Amended and Restated Certificate of Incorporation or these Amended and Restated Bylaws, any contracts or other instruments may be executed and delivered in the name and on the behalf of the Corporation by such officer or officers of the Corporation as the Board of Directors may from time to time direct. Such authority may be general or confined to specific instances as the Board may determine. Subject to the control and direction of the Board of Directors, the Chairman of the Board, the President, the Chief Financial Officer, the Chief Strategic and Administrative Officer, the Chief Legal Officer and the Treasurer may enter into, execute, deliver and amend bonds, promissory notes, contracts, agreements, deeds, leases, guarantees, loans, commitments, obligations, liabilities and other instruments to be made or executed for or on behalf of the Corporation. Subject to any restrictions imposed by the Board of Directors, such officers of the Corporation may delegate such powers to others under his or her jurisdiction, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

RESOLUTION ADOPTED BY A UNANIMOUS CONSENT OF
DIRECTORS IN LIEU OF A MEETING, DATED AS OF MAY 31, 1997

                  RESOLVED FURTHER, that the Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation and shall be authorized to deposit all such funds in the name of the Corporation in banks or other depositories. In addition, the Treasurer shall perform all other necessary acts and duties in connection with the financial affairs of the Corporation, shall generally perform all duties appertaining to the office of treasurer of a corporation and shall perform such other duties and have such other powers as may be prescribed by the Board, subject to the supervision of the Chief Financial Officer; and

                  RESOLVED FURTHER, that the Assistant Treasurer, if any, or, if there shall be more than one, the Assistant Treasurers, shall, under the supervision of the Treasurer, perform the duties and exercise the powers of an assistant treasurer and, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. In addition, each Assistant Treasurer is authorized to enter into, execute, deliver and amend on behalf of the Corporation any and all letters of credit, uncommitted short-term credit obligations and short-term promissory notes (as defined by generally accepted accounting principles), such authorization to cease automatically upon termination of employment with the Corporation.